Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gary C. Smith and David A. Schneider as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form MHC-2, Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company, of Fairfield County Bank Corp., (the “Application”), and the Registration Statement on Form S-1 of Fairfield County Bank Corp. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Applications and the Registration Statement on Form S-1 have been duly signed by the following persons in the capacities and on the dates indicated.

Name	Date

*
Gary C. Smith
Chief Executive Officer and Director
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*
David A. Schneider
President and Chief Financial Officer
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*
Paul S. McNamara
Chairman of the Board
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*
David Aitoro
Director
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*
Daniel E. Bertram
Director
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*
Ralph L. DePanfilis
Director
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*
John B. Devine
Director
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*
David B. Henry
Director
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*
Lawrence W. Hoyt, Jr.
Director
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*
Carl H. Lecher
Director
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

/s/ Robert J. Morganti	April 29, 2010
Robert J. Morganti
Director
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*
Thomas F. Reynolds
Director
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*
Annmarie H. Roller
Director
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*
John E. Simpson
Director
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*
David R. Woodward
Director
Fairfield County Bank Corp. (in organization)
Fairfield County Bank

*	Previously filed as Exhibit 24.1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 15, 2010.